FOR IMMEDIATE RELEASE

CYTOMEDIX ANNOUNCES FINAL PAYMENT DECISION FROM THE CENTERS FOR MEDICARE & MEDICAID SERVICES FOR THE AUTOLOGELTM SYSTEM

2014 PAYMENT LEVEL WILL SUPPORT BROAD AUTOLOGEL EXPANSION IN THE OUTPATIENT MARKET

GAITHERSBURG, Maryland – December 2, 2013 – Cytomedix, Inc. (OTCQX: CMXI), a leading developer of biologically active regenerative therapies, announced today that the Centers for Medicare & Medicaid Services (CMS) has issued final Medicare payment regulations for the Hospital Outpatient Prospective Payment System (HOPPS) and the Medicare Physician Fee Schedule (MPFS), which allow for ample payment for use of the AutoloGel™ System for the treatment of chronic, non-healing wounds. These rules will take effect January 1, 2014.

“We are pleased that CMS has responded positively to the information made available to the agency in the public comment process and established a 2014 payment rate which is an approximate fivefold improvement over the initial proposed payment level,” said Martin Rosendale, Chief Executive Officer of Cytomedix. “This decision will provide many more patients with various wound types access to AutoloGel through the CMS Coverage with Evidence Development protocols. This outcome provides us a substantial and viable business opportunity while maintaining gross margins that are only modestly below our historical averages for AutoloGel.”

CMS has designated that the reimbursement code to which AutoloGel is assigned be paid at a national average rate of $411 per treatment encounter under HOPPS. This payment decision will significantly expand the reimbursement coverage for AutoloGel and allow healthcare providers in the outpatient setting to treat a broad patient population that includes those with diabetic foot ulcers, pressure ulcers and venous ulcers. In the final rule, CMS also made it clear that this payment level will be reviewed annually, allowing for the incorporation of resource utilization data collected throughout 2014 to potentially enhance future payment decisions. In a related decision to control Medicare spending for wound care, CMS finalized rules that will package the payment for various skin substitute products into the payment for the associated clinical procedures. When fully implemented, these revised payment amounts and procedures should serve to enhance the economic value proposition of AutoloGel in the market for advanced wound care therapies.

In addition, CMS issued the final payment rules for the MPFS, directing Medicare Administrative Contractors (MACs), to set the payment rates for claims for AutoloGel based on charges submitted by physician offices. The MACs will determine these payments through the use of invoices and other documentation provided by physician offices. This payment level is consistent with the proposed rule announced by CMS in July this year.

About AutoloGel

The AutoloGel System utilizes a proprietary unique technology that enables the rapid isolation and activation of PRP from a patient’s own blood. The PRP is subsequently processed to produce a bioactive gel for application to the wound bed, re-establishing a balance needed for natural healing to occur. In normal healing, platelets migrate from the blood into the wound site where they serve as the primary source of growth factors for effective wound healing. In chronic wounds, blood supply may be impaired and the delivery of platelets is impeded, disallowing adequate concentrations of growth factors. The AutoloGel System is used at the point-of-care and is the only PRP system cleared by the U.S. Food and Drug Administration for use on exuding wounds, such as leg ulcers, pressure ulcers and diabetic ulcers, and for the management of mechanically or surgically-debrided wounds. Cytomedix’s clinical studies have shown that AutoloGel rapidly and more effectively improved healing compared with control-treated wounds. This has been demonstrated in a variety of clinical studies including a systematic review of 21 comparison studies and a number of other observational and case series publications as well.

About Cytomedix

Cytomedix, Inc. is an autologous regenerative therapies company commercializing innovative platelet technologies for wound care. The Company markets the AutoloGel™ System, a device for the production of autologous platelet rich plasma ("PRP") gel for use on a variety of exuding wounds.  For additional information please visit cytomedix.com.

Safe Harbor Statement – Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’ actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’ ability to predict or control, including among many others, risks and uncertainties related to the Company’s ability to successfully execute its Angel and AutoloGel sales strategies, to achieve AutoloGel expected reimbursement rates in 2013, and thereafter, the Company’s ability to collect the data necessary for the grant of the unconditional coverage, the Company’s ability to continue in its efforts to expand in the wound care market, its ability to successfully negotiate with physician offices as anticipated and to realize the anticipated sales growth from such treatments, the likelihood of a favorable CMS determination relating to the reimbursement rates for AutoloGel™, to meet its stroke trial enrollment rates, to successfully realize sales of the Angel Technology resulting in the royalty stream to the Company, the Company’s ability to successfully integrate the Aldagen acquisition, the Company’s ability to expand patient populations as contemplated, its ability to provide Medicare patients with access as expected, the Company’s expectations of favorable future dialogue with potential strategic partners, and its ability to successfully manage contemplated clinical trials, to manage and address the capital needs, human resource, management, compliance and other challenges of a larger, more complex and integrated business enterprise, viability and effectiveness of the Company’s sales approach and overall marketing strategies, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, and Cytomedix's ability to execute on its strategy to market the AutoloGel™ System as contemplated. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as “believes", "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report for the year ended December 31, 2012, as amended to date, and other subsequent filings. These filings are available at www.sec.gov.

Contacts:
Cytomedix, Inc.	Investors
Martin Rosendale, Chief Executive Officer	Michael Rice
Steven A. Shallcross, EVP/Chief Financial Officer	LifeSci Advisors, LLC
(240) 499-2680	mrice@lifesciadvisors.com
(646) 597-6979

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